Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-163104, 333-135614, 333-129267, 333-116365, 333-58162, and 333-92053 on Forms S-8 of our report dated June 23, 2011, relating to the financial statements and supplemental schedule of the Merit Medical Systems, Inc. 401(k) Profit Sharing Plan, appearing in this Annual Report on Form 11-K of Merit Medical Systems, Inc. 401(k) Profit Sharing Plan for the year ended December 31, 2010.

Salt Lake City, Utah
June 23, 2011